UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2016

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

225 Union Blvd., Suite 600
Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 974-2140
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Alta Mesa Technical Report

     On August 2, 2016, Energy Fuels Inc. (the “Company” or “Energy Fuels”) announced the filing of a technical report (the “Alta Mesa Technical Report”) entitled “Alta Mesa Uranium Project, Alta Mesa And Mesteña Grande Mineral Resources And Exploration Target, Technical Report National Instrument 43-101” prepared by Douglas L. Beahm, P.E., P.G. and dated July 19, 2016 with an effective date of July 19, 2016 containing a current mineral resource estimate for its 100% Alta Mesa ISR project located in Brooks and Jon Hogg Counties, Texas, including the Alta Mesa and Mesteña Grande deposits and exploration targets (“Alta Mesa”), in accordance with National Instrument 43-101. According to the Alta Mesa Technical Report, Alta Mesa is estimated to hold a total of 1.6 million tons of measured and indicated mineral resources with an average grade of 0.111% U3O8 containing 3.6 million pounds of uranium, along with 7.0 million tons of inferred mineral resources with an average grade of 0.121% U3O8 containing 16.8 million pounds of uranium. In addition, the Alta Mesa Technical Report identifies certain exploration targets at Alta Mesa that includes 2.6 million tons of mineralized material with an average grade of 0.08% - 0.123% U3O8 containing 4.1 to 6.6 million pounds of uranium. The tonnages, grades and contained pounds of uranium for the exploration targets should not be construed to reflect a calculated mineral resource estimate (measured, indicated or inferred). The potential quantities and grades for exploration targets are conceptual in nature, and there has not been sufficient work completed to date to define an NI 43-101 compliant resource. Furthermore, it is uncertain if additional exploration will result in any of the exploration targets being delineated as a mineral resource estimate in the future.

     Key assumptions and parameters utilized in determining the mineral resource estimate contained in the Alta Mesa Technical Report include the following: (i) a minimum grade cut-off of 0.02% U3O8 and a minimum grade x thickness (GT) of 0.30, which is considered reasonable for economic extraction utilizing ISR methods; (ii) a bulk density factor of 17 ft3 /ton was utilized which is considered conservative for ISR extraction; (iii) drill data for 10,744 drill holes was analyzed, including about 3,000 drill holes within existing wellfields; (iv) prompt-fission-neutron (PFN) log data was available for 92.8% of the 10,744 drill holes, which is considered reasonably equivalent to chemical assays; (v) where possible, width and GT parameters were determined from specific drill data, and where this was not possible, trend width was determined from data available from two existing wellfields; and (vi) the contained pounds of uranium were calculated from the GT value applied to the respective area of mineralization with the application of the appropriate bulk density.

     The Alta Mesa project does not have known reserves under SEC Industry Guide 7, and is therefore considered under SEC Industry Guide 7 definitions to be “exploratory” in nature.

Drilling Results at the Nichols Ranch Project

     On August 15, 2016, the Company announced drilling results at the Nichols Ranch Project in Wyoming, USA consisting of intercepts of several large and high-grade areas of mineralization in the wellfield associated with Header House 9. On August 1, 2016, the Company began delineation drilling and the installation of the wellfield to be associated with Header House 9 at the Nichols Ranch Project. As of August 15, 2016, 52 holes in this new wellfield had been drilled. Of the 52 holes, 46 encountered mineralization which is above the grade % x thickness (“GT”) cut-off of 0.3. This includes one hole which encountered 5.0 feet of mineralization with an average grade of 2.40% eU3O8. In addition, many of the holes have encountered multiple intercepts above the GT cutoff. It is anticipated that a total of 120 wells will be incorporated into Header House 9.

     The Nichols Ranch Project does not have known reserves under SEC Industry Guide 7, and is therefore considered under SEC Industry Guide 7 definitions to be “exploratory” in nature.

Drilling Results at the Canyon Mine

     On August 18, 2016, the Company announced drilling results at its Canyon Mine (the “Canyon Mine”) in northern Arizona, USA consisting of intercepts of several large and high-grade areas of mineralization. The Company is currently pursuing an underground delineation core drilling program from a station located at a depth of approximately 1,000 feet below the surface. As of September 13, 2016, 15 core holes had been drilled, and most have encountered uranium mineralization in multiple levels throughout the deposit, including 8.5 -feet of mineralization with an average grade of 6.88% eU3O8, 48.0 -feet of mineralization with an average grade of 1.02% eU3O8, and 35-feet of mineralization with an average grade of 1.39% eU3O8. The drilling program is expected to be followed up by additional delineation drilling from a second station later this year. In addition to the delineation drilling, the Company is also continuing to sink an 8-foot by 20-foot mine shaft, which will be used to access the deposit. The shaft is currently at a depth of approximately 1,200 feet.

     The Canyon Mine does not have known reserves, and is therefore considered under SEC Industry Guide 7 definitions to be exploratory in nature.

Cautionary Note Regarding Forward-Looking Statements: Certain information contained in this Current Report on Form 8-K, including any information relating to: the potential quantities and grades for exploration targets; expectations regarding shaft sinking and delineation drilling at the Canyon Mine, including any expectations regarding potential increases in mineralization, resources; and any other statements regarding Energy Fuels’ future expectations, beliefs, goals or prospects; constitute forward-looking information within the meaning of applicable securities legislation (collectively, "forward-looking statements"). All statements in this Current Report on Form 8-K that are not statements of historical fact (including statements containing the words "expects", "does not expect", "plans", "anticipates", "does not anticipate", "believes", "intends", "estimates", "projects", "potential", "scheduled", "forecast", "budget" and similar expressions) should be considered forward-looking statements. All such forward-looking statements are subject to important risk factors and uncertainties, many of which are beyond Energy Fuels’ ability to control or predict. A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including without limitation factors relating to: expectations regarding shaft sinking and delineation drilling at the Canyon Mine, including any expectations regarding potential increases in mineralization, resources; expected costs of production at the Canyon Mine and other facilities; expectations regarding future wellfield and other capital costs at the Company’s facilities; expected advancement of permits; risks associated with mineral reserve and resource estimates, including the risk of errors in assumptions or methodologies; risks associated with estimating mineral extraction and recovery, forecasting future price levels necessary to support mineral extraction and recovery, and the Company’s ability to increase mineral extraction and recovery in response to any increases in commodity prices or other market conditions; uncertainties and liabilities inherent to conventional mineral extraction and recovery and/or in-situ uranium recovery operations; geological, technical and processing problems, including unanticipated metallurgical difficulties, less than expected recoveries, ground control problems, process upsets, and equipment malfunctions; risks associated with labor costs, labor disturbances, and unavailability of skilled labor; risks associated with the availability and/or fluctuations in the costs of raw materials and consumables used in the Company's production processes; risks associated with environmental compliance and permitting, including those created by changes in environmental legislation and regulation, and delays in obtaining permits and licenses that could impact expected mineral extraction and recovery levels and costs; actions taken by regulatory authorities with respect to mineral extraction and recovery activities; risks associated with the ability of the Company to extend or renew land tenure, including mineral leases and surface use agreements, on favorable terms or at all; risks associated with the ability of the Company to negotiate access rights on certain properties on favorable terms or at all; failure to obtain industry partner, government, and other third party consents and approvals, when required; risks associated with the Company’s relationships with its business and joint venture partners; the potential for, and outcome of, litigation and other legal proceedings, including potential injunctions pending the outcome of such litigation and proceedings; competition for, among other things, capital, mineral properties, and skilled personnel; risks inherent in the Company’s and industry analysts’ forecasts or predictions of future uranium and vanadium price levels; fluctuations in the market prices of uranium and vanadium, which are cyclical and subject to substantial price fluctuations; failure to obtain suitable uranium sales terms, including spot and term sale contracts; risks associated with asset impairment as a result of market conditions; risks associated with lack of access to markets and the ability to access capital; public resistance to nuclear energy or uranium extraction and recovery; uranium industry competition and international trade restrictions; risks related to higher than expected costs related to our Nichols Ranch Project and Canyon Project; risks related to recent market events; and risks related to defects in title to our mineral properties.

Energy Fuels assumes no obligation to update the information in this communication, except as otherwise required by law. Additional information identifying risks and uncertainties is contained in Energy Fuels’ filings with the various securities commissions which are available online at www.sec.gov and www.sedar.com. Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of the management of Energy Fuels relating to the future. Readers are cautioned that such statements may not be appropriate for other purposes. Readers are also cautioned not to place undue reliance on these forward-looking statements, that speak only as of the date hereof.

Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources: This Current Report on Form 8-K contains certain disclosure that has been prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all reserve and resource estimates included in this Current Report on Form 8-K have been prepared in accordance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) classification system. Canadian standards, including NI 43-101, differ significantly from the requirements of U.S. securities laws, and reserve and resource information contained in this Current Report on Form 8-K may not be comparable to similar information disclosed by companies reporting only under U.S. standards. In particular, the term “resource” does not equate to the term “reserve” under SEC Industry Guide 7. United States investors are cautioned not to assume that all or any of Measured or Indicated Mineral Resources will ever be converted into mineral reserves. Investors are cautioned not to assume that all or any part of an “Inferred Mineral Resource” exists or is economically or legally minable. Energy Fuels does not hold any Reserves as that term is defined by SEC Industry Guide 7. Please refer to the section entitled “Cautionary Note to United States Investors Concerning Disclosure of Mineral Resources” in the Company’s Annual Report on Form 10-K dated March 15, 2016 for further details.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1*	Consent of Douglas L. Beahm
99.2*	Consent of BRS Engineering
99.3*	Consent of Stephen P. Antony

*

The foregoing Exhibits are hereby incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-210782), filed with the SEC of May 5, 2016 and declared effective on May 5, 2016, pursuant to the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC.
(Registrant)

Dated: September 14, 2016	By: /s/ David C. Frydenlund
David C. Frydenlund
Senior Vice President, General Counsel and Corporate
Secretary